                                                                     Exhibit 3.4

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      * * *

          ATHENS BRICK COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY

          FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

               RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the first paragraph of the Article thereof numbered "Fourth" so that, as amended, said first paragraph of said Article "Fourth" shall be and read as follows:

                    "Fourth. The total number of shares of stock which this
               Corporation is authorized to issue is One Hundred Thousand (100,000) shares of common stock, of the par value of One Dollar ($1.00) each, amounting to One Hundred Thousand Dollars ($100,000.00)."

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 22B of the General Corporation Law of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of Delaware.

          FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

          IN WITNESS WHEREOF, said ATHENS BRICK COMPANY has caused its corporate seal to be hereunto affixed and this certificate to be signed By David A. Stretch, its Vice President, and attested by Joseph C. Nelson, its Secretary, this 29th day of May, 1969.

                                                ATHENS BRICK COMPANY


                                                By /s/ Illegible
                                                   -----------------------------
                                                   Vice President
ATTEST:

[SEAL]


/s/ Illegible
-------------------
Secretary

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THE STATE OF TEXAS

COUNTY OF DALLAS

          BE IT REMEMBERED that on this 29th day of May, 1969, personally came before me, a Notary Public in and for the County and State aforesaid, David A. Stretch, Vice President of ATHENS BRICK COMPANY, a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                                [SEAL]


                                                /s/ Illegible
                                                -------------------------------
                                                Notary Public in and __________
                                                County, _____________